                                                                   EXHIBIT 10.09

                     CUMMINGS PROPERTIES MANAGEMENT, INC.
                                STANDARD FORM
                               COMMERCIAL LEASE

In consideration of the covenants herein contained, Cummings Properties Management, Inc., hereinafter called LESSOR, does hereby lease to VIVID TECHNOLOGIES, INC. (a Massachusetts corporation), 590 Lincoln Street, Waltham, Massachusetts 02154 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 43,200 square feet at 10-E Commerce Way, Woburn, Massachusetts 01801 as shown on Exhibit A attached
                                                        ---------
hereto.

TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on March 1, 1996 and ending at noon on February 28, 2001 unless sooner terminated as hereinafter provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

  1. RENT. LESSEE shall pay to LESSOR base rent at the rate of three hundred eighty-eight thousand eight hundred ($388,800.00) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $32,400.00 on the first day in each calendar month in advance, the first monthly payment to be made on or before March 1, 1996, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annual adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 1996, which figure shall be compared with the figure for November 1996, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event that the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

  2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of sixty-five thousand ($65,000.00) dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit first, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be responsible for restoring said deposit forthwith and failure to do so shall be considered a substantial default under the lease. LESSEE's failure to remit the full security deposit or any portion thereof when due shall also constitute a substantial lease default.

  3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices, electronic research and development, and light manufacturing.

  4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building of which the leased premises are a part) of any increase in the real estate taxes levied against the land and building of which the leased premises are a part, whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 1996. In the event that said building was not assessed as a completed building as of the aforementioned date, then the base assessment shall be as of the first date when the building is assessed as a completed structure.

  5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for heat and electricity used on the leased premises. LESSEE shall pay LESSOR for all water and sewer use as reasonably determined by LESSOR by a separate water meter serving the leased premises, and LESSEE shall pay LESSOR a proportionate share of any other fees and charges excluding tie-in fees and capital expenditures for which LESSEE is not otherwise responsible hereunder relating in any way to water or sewer use at the building. No plumbing, construction or electrical work (excluding data or telephone wiring) of any type shall be done without LESSOR's prior written approval and the appropriate municipal permit.

  6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered with Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy. LESSEE shall be responsible for causing any alterations by LESSEE which are allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw and for causing the leased premises to be in such full compliance in connection with LESSEE's specific use.

  7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR or LESSEE may elect to terminate this lease as provided hereinbelow. When such fire, casualty, or taking renders the leased premises or a portion thereof reasonably unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or (b) LESSOR fails to restore the leased premises to a condition suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property, equipment, or unamortized improvements installed by LESSEE or LESSEE's relocation costs.

  8. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the <a> and for the maintenance <b> of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or [C], chemical, water or corroding damage to LESSEE's property from any source except LESSOR's negligence, chemical, water or corrosion damage caused by LESSEE, and maintenance of any non "building standard" leasehold improvements. LESSEE agrees to maintain at its expense all other interior non-structural aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire or other casualty or the act or omission of LESSOR or its agents only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. If the leased premises are carpeted or partially carpeted, LESSEE will protect carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation and/or maintenance of equipment which is necessitated by some specific aspects of LESSEE's use of the leased premises shall be at LESSEE's expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

  9. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing, but without LESSOR's consent for any such alteration costing less than $18,000.00. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease at LESSEE's request or as a result of LESSEE's breach of its lease obligations (after expiration of any applicable grace period) any just invoice will be prompt paid. LESSEE shall not permit any mechanics' liens, or similar liens to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed or bonded over without cost to LESSOR upon thirty (30) days' notice. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the building of which the leased premises are a part provided any changes do not materially impair LESSEE's access to and use of the leased premises or LESSEE's five exclusive parking spaces.

  10. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent. Notwithstanding such assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

  11. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

  12. LESSOR'S ACCESS. LESSOR or agents of LESSOR may, upon reasonable prior notice, at any reasonable time enter to view the leased premises, to make repairs and alterations as LESSOR is required hereunder to perform,. should elect to do for the leased premises, the common areas or any other portions of the building of which the leased premises are a part to make repairs which LESSEE is required but has failed to do, and to show the leased premises to others.

  13. SNOW REMOVAL. The plowing of snow from all roadways, accessways and unobstructed parking and loading areas shall be at the sole expense of LESSOR. The control of snow and ice on all steps serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises, except for claims arising out of LESSOR's negligence to the extent covered by LESSEE's insurance required to be maintained hereunder.

  14. ACCESS AND PARKING. LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. For purposes of LESSEE's liability and insurance under Sections 13 and 15. Said parking areas plus any stairs, walkways, elevators or other common areas shall in all cases be considered a part of the leased premises to the extent that they are utilized by LESSEE, or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to said building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches, provided the same (i) do not derogate from LESSEE's rights hereunder and (ii) are applied uniformly to all tenants in the building. LESSEE further warrants that LESSEE will use reasonable efforts to not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from December 1 through March 31 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time. LESSOR shall not be responsible for providing any security services for the leased premises.

  15. LESSEE'S LIABILITY AND INSURANCE. Except for claims resulting from the sole negligence, act or omission of LESSOR or its agents, LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any extension thereof) as described in Section 1 from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and subject to Paragraph M of the Rider, LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and liability, including but not limited to expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage resulting from the sole negligence of LESSOR or its agents. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises or their use by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds. LESSEE will file with LESSOR prior to occupancy certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured. In the event LESSEE shall fail to provide or maintain such insurance at any time during the term of this lease, then LESSOR may elect to contract for such insurance at LESSEE's expense.

  16. FIRE INSURANCE. Subject to the provisions of Section 6, LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, LESSOR's insurer, or any similar body for a use not set forth in Section 3 hereinabove, LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate the leased premises other than during LESSEE's customary non-business days or hours.

  17. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

  18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect, signage for the leased premises in accordance with LESSOR's building standards for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may remove and dispose of any sign not approved, erected or displayed in conformance with the lease. LESSOR consents to signage as shown on Exhibit B attached.

  19. DEFAULT AND ACCELERATION OF RENT. In the event that (a) LESSEE shall default in the observance or performance of any LESSEE's covenants, agreements, or obligations hereunder, other than substantial monetary payments as provided below, and such default shall not be corrected within thirty (30) days after written notice thereof, or more if LESSEE is diligently prosecuting a cure but is unable to complete within said 30 day period, the LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects by process of law, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or any substantial invoice for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder up to a maximum of two years rent, shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of fifteen (15%) percent per annum on any payment from LESSEE to LESSOR which is past due.

  20. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises addressed to LESSEE, or served by constable, or sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by hand, by recognized commercial overnight carrier or by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.

  21. OCCUPANCY. In the event that LESSEE takes possession of said premises prior to the start of said term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of rent. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of LESSOR, the LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under this lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

  22. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises resulting from LESSEE's specific use as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

  23. OUTSIDE AREA. No goods, equipment, or things of any type or description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. Any goods, equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR. A single two-yard capacity dumpster is hereby authorized for the disposal of trash, provided that the location of said receptacle is approved by LESSOR. LESSEE agrees to have said container provided and serviced at its expense by whichever disposal firm may from time to time be designated by LESSOR, provided such rates are reasonably competitive. If a dumpster is provided on a shared cost basis, LESSEE shall pay its proportionate share of the costs associated with said dumpster.

  24. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary as a result of LESSEE's operations. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellant, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, except in compliance with any applicable statutes, regulations, ordinances and the like, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE.

  25. RESPONSIBILITY. Subject to the provisions of Sections 8 and 15 and Paragraphs M and O of the Rider, neither LESSOR nor OWNER shall be held liable to anyone for loss or damages at the leased premises because in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customarily to said premises or buildings, agreed to by breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's reasonable control.

  26. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds affixed, floor coverings (including computed floors), plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been welded to any wall, floor or ceiling or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any priori lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty or the act or omission of LESSOR or its agents only excepted. In the event of LESSEE's failure to remove any of LESSEE's property from the leased premises upon termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

  27. GENERAL. (a) The invalidity or unenforceability or any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring or arising while lessor, owner, or master lessee of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE only in a court of the Commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that said OWNER has agreed to be bound by the terms of this lease. (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (h) Except as otherwise expressly set forth herein, LESSOR makes no warranty, express or
                                      ------------------------------------
implied concerning the suitability of the leased premises for LESSEE's intended
-------
use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date, and the proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof. (l) The headings in this lease are for convenience only and shall not be considered part of the terms hereof (m) No endorsement by LESSEE on any check shall bind LESSOR in any way.

  28.  SECURITY AGREEMENT.  THIS PARAGRAPH DOES NOT APPLY

  29. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

  30. FIVE-YEAR EXTENSION. This lease, including all terms, conditions, escalations, etc. shall be extended for one addition successive period of five
(5) years provided LESSEE shall serve written notice to LESSOR of LESSEE's desire to so extend the lease. The time for serving such written notice shall be not more than twelve (12) months or less than six (6) months prior to the expiration of the then current lease period. Time is of the essence.

  31.  ADDITIONAL PROVISIONS.  (Continued on attached rider if necessary.)

                            - See Attached Rider -

       IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this ___ day of ________, 19__.



LESSOR:                                 LESSEE:

CUMMINGS PROPERTIES                     VIVID TECHNOLOGIES, INC.
 MANAGEMENT, INC.

By:_________________________________    By:_____________________________________
                         , President

                                   GUARANTY

                         THIS PARAGRAPH DOES NOT APPLY

                                     RIDER

A. LESSOR, at its sole cost and expense, shall modify the existing primary warm air heating system by replacing the electric resistance heaters with natural gas-fired duct heaters. Thereafter, LESSOR shall be responsible for maintenance of the gas heaters as "building standard" equipment as provided in Section 8 of the lease. LESSOR agrees that said heating system shall be adequate for normal office and production use and that said modifications shall be completed prior to delivery of possession, in a good and workmanlike manner and in compliance with all applicable building codes.

B. LESSOR, if requested to do so by LESSEE, and at LESSEE's sole expense as set forth below, shall make alterations to the leased premises desired by LESSEE according to a plan to be mutually agreed upon by both parties. At LESSEE's request, the cost of certain alterations agreed to in advance and completed by LESSOR or LESSOR's agents may be incorporated into the lease by separate amendment to be attached hereto, amortized over the lease term without interest and paid for by LESSEE in the same manner as base rent which shall otherwise by due. Provided said lease amendment (including final plans) is fully executed on or before January 1, 1996, LESSOR shall complete said alterations before or about February 28, 1996.

C. This lease is conditioned upon the full execution of a lease termination agreement between LESSOR and Information International, Inc. ("Triple I") on or before January 1, 1996.

D. * Whenever LESSOR's or LESSEE's consent, agreement or approval is required under this lease, said consent, agreement or approval shall not be unreasonably withheld or delayed.

E. LESSEE shall have the right to assign this lease or sublet the leased premises to an affiliated corporation, namely a corporation in which LESSEE owns at least a fifty percent interest, which owns at least a fifty percent interest in LESSEE, with which LESSEE merges, or which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE so notifies LESSOR in writing to that effect on a timely basis. The provisions of Section 10 shall govern said assignment in all other respects. In addition, LESSOR hereby consents to a sublease by LESSEE to Triple I of all or a portion of the leased premises commencing on or about March 1, 1996.

F. LESSEE's agreement to subordinate this lease to any and all institutional mortgages and/or other instruments in the nature of a mortgage, now or at any time hereafter, is conditional upon the mortgagee's written agreement that LESSEE's possession will not thereafter be disturbed so long as LESSEE is not in default in the payment of rent or other covenants or obligations hereof.

G. LESSOR shall erect signage designating five (5) parking spaces in front of the leased premises for LESSEE's exclusive use. LESSOR shall have no responsibility for enforcing said parking restriction.

H. Without affecting or modifying in any way the provisions of Section 15 above, LESSOR shall secure and carry at its own expense a comprehensive general liability policy insuring the building of which the leased premises are a part ("the Building"), including all common areas, for any claim, including both bodily injury and property damage, up to at least One Million ($1,000,000.00) Dollars. In addition, LESSOR agrees to maintain 100% replacement cost, extended "all risk" casualty insurance in a commercially reasonable amount for the Building.

I. * In the event this lease is terminated and LESSEE pays LESSOR accelerated rent in accordance with the provisions of Section 19 herein, LESSOR agrees to make reasonable efforts to re-let the leased premises and otherwise mitigate its damages resulting from such termination. LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus any costs incurred by LESSOR in re-letting the premises. LESSOR's failure to re-let the leased premises despite LESSOR's reasonable efforts shall not limit LESSEE's liability hereunder.

J. With respect to any environmental contamination or other condition existing prior to the commencement of LESSEE's occupancy hereunder, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities for any "release", as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), of any "hazardous substance" as defined in Section 101(14) of CERCLA, or with respect to any other substance or material regulated by any past, present or future laws or regulations, or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE's occupancy and not caused by LESSEE.

K. With respect to any contamination or other condition caused by LESSEE or its agents or otherwise arising by virtue of LESSEE's use or operations hereunder, LESSEE shall hold LESSOR harmless from any and all suits, judgments, or liabilities for any "release", as defined in Section 101(22) of CERCLA, of any "hazardous substance" as defined in Section 101(14) of CERCLA, or with respect to any other substance or material regulated by any past, present or future laws or regulations, or any petroleum (including crude oil or any fraction thereof).

L. Prior to the termination date of this lease, LESSEE may remove the two 50-cycle generators with motor controls, the 5-ton air conditioning unit serving LESSEE's clean room and any other trade fixtures and equipment supplied and installed by LESSEE that have been bolted, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, or which have been directly wired to any portion of the electrical system, if LESSEE is not in default of this lease beyond any applicable grace period and if LESSEE repairs any and all damage resulting from such removal prior to the end of the lease term. Time is of the essence.

M. LESSOR and LESSEE do hereby mutually release and discharge each other of and from all liability and responsibility to the other for any loss, damage or liability to the extent covered by insurance maintained or required to be maintained hereunder. LESSOR and LESSEE shall obtain waivers of subrogation with respect to all property damage policies required to be maintained hereunder.

N. LESSOR warrants and represents, to the best of its knowledge and belief, that there are no underground storage tanks at the leased premises other than any tanks connected to the sanitary sewer system; that there is no pending litigation affecting the leased premises; that MHP Realty, Inc. has good and clear marketable title to the leased premises, with no recorded liens; and that there is no additional municipal assessment pending with respect to the leased premises or the Building.

O. In the event that LESSOR is in default of its maintenance or repair responsibilities as required by this lease and, following thirty (30) days written notice by LESSEE (or a shorter time in the event of an emergency), fails to cure said default, then LESSEE shall have the right to complete said maintenance or repairs. LESSOR shall reimburse LESSEE for the reasonable cost of any such maintenance or repairs upon presentation of a proper invoice therefor, and in the event that LESSOR fails to do so within thirty (30) days following receipt of said invoice, LESSEE may deduct said reasonable cost from its monthly rental payment.

P. With respect to Section 4 hereinabove, LESSOR agrees to pay any increase in real estate taxes over the longest period allowed by law and agrees that LESSEE shall not be charged for any late fees or penalties assessed against LESSOR by the taxing authority. Any real estate tax abatements granted by the taxing authority shall be taken into account by LESSOR in determining whether there has been any increase in real estate taxes.

Q. In the event that the utility service to the leased premises is interrupted as a result of LESSOR's negligent acts or omissions for longer than five (5) consecutive business days, then LESSEE shall be entitled to an abatement of rent for any such interruption beyond the initial five (5) business days to the extent compensation is not available under LESSEE's business interruption or other insurance.

R. LESSEE shall reasonably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears of any rent or invoice payment and is not in default of this lease beyond any applicable grace period.

S. With respect to Section 7 hereinabove, should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease provided no more than two
    (2) years remains in the lease term. If more than two (2) years remains in the lease term, LESSOR agrees to restore the leased premises to a condition reasonably suitable for their intended use by LESSEE, provided LESSEE relinquishes its right to terminate this lease pursuant to Section 7.

T. * With reference to Section 15 hereinabove, LESSEE shall include LESSOR and OWNER on LESSEE's comprehensive general liability policy as additional insureds using standard endorsement IS0 Form CG 20 26 11 85 or another form approved in advance by LESSOR.

U. In the event that the City of Woburn or any other governmental or state agency issues a citation to LESSEE prohibiting the use of the leased premises for the purposes set forth in Section 3 and said citation is adjudged valid after LESSEE has exhausted all applicable administrative appeals and appealed to at least one level of the court system (e.g. Superior Court or Land Court) then LESSEE may cancel this lease by serving LESSOR with thirty (30) days prior written notice to that effect, and neither party shall thereafter have any further obligation to the other.

V. To the extent it is not LESSEE's responsibility pursuant to Section 6 hereinabove, LESSOR shall be responsible for causing the Building to be in compliance with any applicable statute, regulation, ordinance or bylaw. In addition, LESSOR shall comply with any applicable laws in carrying out its responsibilities under this lease.

W. "Building standard" improvements as used in this lease shall refer to the existing improvements at the leased premises and any further alterations other than those alterations that are necessitated by some specific aspect of LESSEE's use.

X. In the event that delivery of the leased premises, with such alterations as are agreed upon pursuant to Paragraph B substantially completed except for punch list items, is delayed beyond April 1, 1996 for any reason except delay caused by Triple I, then in addition to the abatement of rent that is provided in Section 27(i) hereinabove, LESSEE shall receive a rent credit equal to one day's rent for each day beyond April 1, 1996 that the leased premises are not delivered. Further, in the event that the leased premises are not delivered on or before April 30, 1996 for any reason except delay caused by Triple I, then LESSEE may elect to terminate this lease upon written notice to LESSOR, effective immediately upon receipt, whereupon all moneys paid hereunder shall be refunded and the parties shall have no further obligation to one another. The remedies provided in this paragraph, in addition to those provided in Section 27(i) hereinabove, shall be LESSEE's sole remedies for any delay by LESSOR in delivering the leased premises.

Y. With respect to Section 21, LESSOR shall not be entitled to recover indirect or consequential damages unless (i) LESSOR has given LESSEE forty-five (45) days prior written notice informing LESSEE that LESSOR intends to seek indirect or consequential damages, and (ii) LESSEE has failed to vacate the premises within said 45-day period.